Exhibit 17(e)

                             YOUR VOTE IS IMPORTANT!
                     UNLESS VOTING BY TELEPHONE OR INTERNET,
                   PLEASE SIGN, DATE AND MAIL THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        Your Proxy Vote is important!

                                        And now you can Vote your Proxy on the
                                        PHONE or the INTERNET.

                                        It saves Money! Telephone and Internet
                                        voting saves postage costs. Savings
                                        which can help minimize expenses.

                                        It saves Time! Telephone and Internet
                                        voting is instantaneous - 24 hours a
                                        day.

                                        It's Easy! Just follow these simple
                                        steps:

                                        1. Read your proxy statement and have it at hand.

                                        2. Call toll-free 1-866-241-6192 or go
                                        to website:
                                        https://vote.proxy-direct.com

                                        3. Follow the recorded or on-screen
                                        directions.

                                        4. Please do not mail your Proxy Card
                                        when you vote by phone or Internet.

                  Please detach at perforation before mailing.

PROXY              BLACKROCK LARGE CAP GROWTH EQUITY PORTFOLIO             PROXY
                       A PORTFOLIO OF BLACKROCK FUNDS(SM)
               SPECIAL MEETING OF SHAREHOLDERS - August 22, 2006
             This Proxy is Solicited on Behalf of Board of Trustees

The undersigned hereby appoints Robert Connolly, Brian Kindelan and Anne Ackerley, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to vote the undersigned's shares at the Special Meeting of Shareholders of the BlackRock Large Cap Growth Equity Portfolio (the "BlackRock Fund"), a portfolio of BlackRock Funds, to be held at the Omni Berkshire Place, 21 East 52nd Street, New York, New York 10022, on August 22, 2006 at 11:00 a.m., Eastern time, and at any adjournments thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement dated June 15, 2006 and upon all other matters properly coming before said Special Meeting.

                            VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192
                            ----------------------                 -------------
                            999 9999 9999 999
                            ----------------------                 -------------

                            Note: Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

                            ----------------------------------------------------
                            Signature

                            ----------------------------------------------------
                            Signature of joint owner, if any

                            ----------------------------------------------------
                            Date                                      BFM_16472A

                                                            YES  NO
                            I PLAN TO ATTEND THE MEETING.   |_| |_|

                            CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE AND
                            INDICATE ON REVERSE:                |_|

                             YOUR VOTE IS IMPORTANT!
                     UNLESS VOTING BY TELEPHONE OR INTERNET,
                   PLEASE SIGN, DATE AND MAIL THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                  Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: |X|

1.    To   approve  an   Agreement   and  Plan  of      FOR    AGAINST   ABSTAIN
      Reorganization     (the      "Reorganization      |_|      |_|       |_|
      Agreement")  pursuant to which the BlackRock
      Fund would transfer substantially all of its
      assets and  certain  stated  liabilities  to
      Merrill Lynch Large Cap Growth Fund (the "ML
      Fund"),  a series of Merrill Lynch Large Cap
      Series Funds,  Inc., in exchange  solely for
      Investor   A,   Investor   B,   Investor  C,
      Institutional  and Service  Shares of the ML
      Fund, which will be distributed by the BlackRock Fund to the holders of its shares in complete liquidation.

2. To transact such other business as may properly be presented at the Special Meeting or any adjournment thereof.

Address Change/Comments:

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     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                                   BFM_16472A